UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) December 22, 2014 (December 16, 2014)

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On December 22, 2014, the Regulatory Commission of Alaska (RCA) issued Letter Order L1400712, notifying Chugach Electric Association, Inc. (Chugach) that the Interim Power Sales Agreement (Agreement) between Chugach and Matanuska Electric Association, Inc. (MEA) was approved on December 16, 2014, effective December 31, 2014.  The RCA also approved Chugach’s purchase of pooled energy and capacity of up to four units from MEA’s new power plant, the Eklutna Generation Station (EGS), once units are placed into economic dispatch and reach commercial operation. Chugach’s costs of pooled capacity and energy will be recovered from all members, including MEA, through Chugach’s fuel and purchased power cost adjustment mechanism. Additionally, the Agreement provides for MEA to supply and deliver any and all additional gas and attendant gas transportation necessary for Chugach to provide electric service to MEA pursuant to this Agreement.

The agreement is effective for power sales transactions from January 1, 2015 through March 31, 2015, with an option to extend for a continuous period that ends on or before June 30, 2015, by mutual agreement during the term of the Agreement.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.77	2015 Interim Power Sales Agreement between the Registrant and Matanuska Electric Association, Inc. effective December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 29, 2014		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer